Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-83562 and 333-172662 on Form S-3, Nos. 333-54871, 333-39531, 333-39533, 333-49371, 333-61897, 333-80967, 333-46228, 333-56146, 333-108033, 333-119472, 333-137483, 333-144957, 333-153801, and 333-160247 on Form S-8, and No. 333-154796 on Form S-4, of our reports dated April 25, 2011, relating to the consolidated financial statements and financial statement schedule of Best Buy Co., Inc., and subsidiaries (“the Company”), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting for noncontrolling interests with the adoption of Financial Accounting Standards Board Accounting Standards Codification 810, Consolidation) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended February 26, 2011.

Minneapolis, Minnesota

April 25, 2011